UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2021
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)4
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2021, the Board of Directors (the “Board”) of Trinity Industries, Inc. (the "Company") elected William P. Ainsworth as a member of the Board, effective immediately. Mr. Ainsworth has been appointed to the Corporate Governance and Directors Nominating Committee and the Finance and Risk Committee of the Board.
The Board has made an affirmative determination that Mr. Ainsworth qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. The March 10, 2021, press release regarding the election of Mr. Ainsworth is being filed with this Current Report on Form 8-K as Exhibit 99.1.
Mr. Ainsworth will receive the Company’s standard non-employee director compensation. He was awarded 2,230 shares of restricted stock that vest at the Company’s next Annual Meeting of Stockholders. Mr. Ainsworth has no arrangement or understanding with any person regarding his selection as a director of the Company. Mr. Ainsworth has no related person transactions with the Company reportable under Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 10, 2021, the Board amended Section 1 of Article III of the Company’s Bylaws to increase the number of directors from nine (9) to ten (10), effective immediately. On the same date, to be effective at the next Annual Meeting of Stockholders, the Board approved an amendment to Section 1 of the Article III of the Company’s Bylaws to reduce the number of directors from ten (10) to eight (8).
Item 7.01 Regulation FD Disclosure.
The Company has updated its presentation for investors and interested parties to include the activity for the period ended December 31, 2020. The materials to be utilized in future investor presentations are attached as Exhibit 99.2 to this report.
The information in Exhibit 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. Additionally, the submission of this report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
3.1
Amendments to the Company’s Bylaws (i) increasing the number of directors from nine (9) to ten (10), effective March 10, 2021; and (ii) reducing the number of directors from ten (10) to eight (8), effective as the next Annual Meeting of Stockholders.

99.1	Press release by the Company dated March 10, 2021, announcing the election of William P. Ainsworth as a director of the Company.
99.2	Presentation Materials
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 12, 2021	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer